CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated April 2, 2003 accompanying the financial statements of Van Kampen Unit Trusts, Municipal Series 486 as of January 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                         GRANT THORNTON LLP



Chicago, Illinois
May 24, 2005